Exhibit 99.1

SCOLR Pharma, Inc. Announces Pricing of Registered Direct Offering

BELLEVUE, WA., November 29, 2007, SCOLR Pharma, Inc. (AMEX: DDD) announced today that it has entered into agreements to sell 2,781,100 million shares of common stock at a purchase price of $1.50 per share. Purchasers will also receive warrants to purchase an aggregate of 1,390,550 shares of common stock. The five-year warrants will be exercisable at an exercise price of $2.10 per share.

The securities in this transaction were offered by SCOLR pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended.

SCOLR believes that the net proceeds from this offering, together with its cash and cash equivalents on hand, will be sufficient to fund its planned operations through early 2009.

ThinkEquity Partners LLC acted as sole placement agent, and Taglich Brothers, Inc. acted as financial advisor to SCOLR. Proceeds from the offering will be used by SCOLR for general corporate purposes. The transaction is expected to close on or about December 4, 2007, subject to the satisfaction of customary closing conditions.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

The offer is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, a final prospectus can be obtained from Cameron Associates, Inc., 1370 Avenue of the Americas, Suite 902, New York, NY 10019; telephone (212) 245-4577 or from the U.S. Securities and Exchange Commission at www.sec.gov.

About SCOLR Pharma:

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company. SCOLR Pharma’s corporate objective is to combine its formulation expertise and its patented CDT platform to develop novel pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platform is based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425.373.0171 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act 1995, including statements concerning our expectations that the offering will close, that we will receive the estimated net proceeds of the offering, and that the net proceeds of the offering plus existing cash will be sufficient to fund our planned operations through early 2009. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including our ability to successfully complete the offering and receive the expected proceeds, successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, our ability to raise additional funds, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if our clinical trials are not successful or take longer to complete than we expect, we may not be able to develop and commercialize our products or our cash may be depleted sooner than anticipated. And we may not obtain regulatory approval for our products, which would materially impair our ability to generate revenue. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

Contact:

Investor Relations:

Cameron Associates

Kevin McGrath

212.245.4577

Kevin@cameronassoc.